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                                                                    EXHIBIT 5.1




                                  July 7, 1999



NEON Systems, Inc.
14100 Southwest Freeway, Suite 500
Sugar Land, TX  77478

         Re:    Registration of 3,716,252 shares of Common Stock, par value
                $.01 per share, pursuant to a Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for NEON Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of 3,716,252 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") to be offered pursuant to the 1993 Stock Plan, 1999 Long-Term Incentive Plan and the Stock Option Plan for Non-Employee Directors (the "Plans").

         Based upon our examination of such documents and the investigation of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that we are of the opinion that:

         Assuming, with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Certificate of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with any options, stock appreciation rights ("SARs"), performance units or restricted stock under the Plans, and (iv) no change occurs in the applicable law or the pertinent facts, the shares of Common Stock purchasable upon the exercise of any option, SAR or performance unit granted under the Plans or the award of any restricted stock under the Plans, will upon issuance be duly authorized and validly issued, fully paid and non-assessable shares of Common Stock.

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         We consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act, of 3,716,252 shares of Common Stock of the Company covered by the Plans. By so consenting, we do not thereby admit that our firm's consent is required by Section 7 of the Securities Act.

                                                   Very truly yours,

                                                   /s/ LOCKE LIDDELL & SAPP LLP